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                                                                   Exhibit 10.44

                             WASTE MANAGEMENT, INC.
                           1997 EQUITY INCENTIVE PLAN
                       RESTRICTED STOCK AWARD CERTIFICATE
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Participant: Joseph M. Holsten                   SSN: ###-##-####
Number of Shares of Restricted Stock: 55,000     Award Date: June 20, 1997
Vesting Schedule: 100% vested on the 10th Anniversary of the Award Date Restricted Period: From the Award Date through the first anniversary of a termination of employment
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     The Restricted Stock Award represented by this Certificate is made pursuant to the Waste Management, Inc. 1997 Equity Incentive Plan, the terms of which are incorporated herein by reference. Except to the extent expressly provided herein, capitalized terms used in this Certificate shall have the same meaning ascribed thereto in the Plan, a copy which has been delivered to the Participant. This Certificate serves as the Award Agreement under the Plan. The Restricted Stock Award represented by this Certificate is subject to the execution of an Employment Security Agreement dated as of June 20, 1997 between the Company and the Participant. In the event such agreement is not executed by the Participant in a form acceptable to the Company by June 30, 1997 this Restricted Stock Award shall be null and void.

     The Restricted Stock subject to this Certificate is subject to the restrictions set forth in Article 8 of the Plan, which include, but are not limited to, prohibitions on the sale, transfer, assignment, pledge or encumbrance of the Restricted Stock during the Restricted Period set forth on this Certificate. The Restricted Stock shall be forfeited if the Participant terminates employment before the vesting date set forth above, if the Participant's employment with the Company and/or its Subsidiaries is terminated by the Company or any Subsidiary for Cause or if the Participant violates his non-compete agreement with the Company during the Restricted Period. Notwithstanding the foregoing, (a) if the Participant's employment is terminated due to death or Disability, or a Change in Control occurs, the Restricted Stock shall be fully vested on the date of termination and all restrictions shall lapse; (b) if the Participant's employment is terminated by the Company or any Subsidiary without Cause or there occurs, without the Participant's written consent, (i) a reduction in the scope of his duties, his base salary, or his benefits, or (ii) a relocation of his place of employment more than 50 miles away (all within the meaning of his Employment Security Agreement), the Restricted Stock shall be fully vested on the date of the termination, but the restrictions shall not lapse; and (c) if the Participant's employment is terminated due to Retirement on or after age 62, the Restricted Stock shall be fully vested on the date of such Retirement but the restrictions shall not lapse. All dividends payable with respect to such Restricted Stock shall be credited to the Participant, but shall be subject to the same restrictions and vesting period as the Restricted Stock. The Participant's acceptance of the Restricted Stock will be deemed his or her acceptance of the terms under which such Restricted Stock is granted.

     The certificate representing the Restricted Stock subject to this Certificate has been registered in the name of the Participant and deposited with the Company. Each certificate bears an appropriate legend referring to the provisions of the Plan and this Certificate. The Participant shall execute the attached Irrevocable Stock Power and deliver it to the Company.

     The Restricted Stock Award represented by this Certificate shall inure to the benefit of and be binding upon the Participant and the Company and their respective heirs, executors, administrators, successors, and assigns.

     IN WITNESS WHEREOF, the Company has caused this Restricted Stock Award Certificate to be executed as of the day and year set forth above.

                           WASTE MANAGEMENT, INC.

                           By:  /s/ Dean L. Buntrock
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                                 Dean L. Buntrock, Chairman of the Board